                                                                    EXHIBIT 3.14

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                            SERIES F PREFERRED STOCK
                                       OF
                                  JETFAX, INC.


          Pursuant to Section 151 of the Delaware General Corporation Law:

          The undersigned, Edward R. Prince, III and Eli Morowitz, do hereby certify that (i) they are, and at all times mentioned herein were, the duly elected and acting President and Secretary, respectively, of JETFAX, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), and (ii) pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and pursuant to Section 151 of the Delaware General Corporation Law, said Board of Directors at a duly convened special meeting held on February 1, 1996 duly adopted a resolution designating the preferences, rights and limitations of the Corporation's Series F Preferred Stock and providing for the issuance of shares thereof out of the Corporation's authorized and unissued Preferred Stock, $.01 par value, which resolution is and reads as follows:

          "RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors in the Corporation's Certificate of Incorporation and pursuant to Section 151 of Delaware General Corporation Law, said Board of Directors hereby designates, approves and adopts the following Certificate of Designation which provides for the creation, establishment and authorization of a series of Preferred Stock, par value $.01 per share, of the Corporation, and this Board of Directors hereby declares and affirms that each share of such stock of said series shall have identical rights and privileges in every respect and shall have the designations, preferences, limitations and relative rights described as follows:

          Section 1. DESIGNATION; NUMBER OF SHARES. The designation of the series of Preferred Stock authorized hereby shall be "Series F Preferred Stock." The number of shares of Series F Preferred Stock authorized for issuance is 3,500,000. The Stated Value of the Series F Preferred Stock shall be $2.75 per share.

          Section 2. DIVIDENDS. (a) The holders of record of shares of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at an annual rate of ten percent (10.0%) of the Stated Value per share (subject to equitable adjustment for stock splits, combinations, stock dividends, reclassifications and similar events), payable in preference and priority to any payment of any cash dividend on the Common Stock or on the Preferred Stock other than the Series F Preferred Stock. Such dividends shall accrue quarterly and shall be cumulative so that if at any time such accrued dividends on the Series F Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency (including any amounts from any prior year in which dividends accrued but remain unpaid) shall be fully paid, or declared and set apart for payment, before any cash dividend shall be paid on or declared or set apart for payment on the Common Stock or on the Preferred Stock.

          (b) So long as any of the Series F Preferred Stock remains outstanding, after the payment or setting apart for payment of the amount of any dividends to be paid pursuant to the provisions of paragraph (a) of this Section 2, no cash dividends shall be paid on, or declared or set apart for, the Common Stock, unless a dividend is paid on, or declared or set apart for, each outstanding share of Preferred Stock in an amount equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted (as equitably adjusted for stock splits, combinations, stock dividends, reclassifications and similar events and excluding the amount of any dividends paid pursuant to the provisions of paragraph (a) of this
     Section 2).

          (c) Notwithstanding any accrual of cumulative dividends as provided above, for a period of two years commencing on the Original Issue Date (as defined below), the Corporation shall neither pay nor declare any cash dividends with respect to the Series F Preferred Stock if the effect of such action would limit or impair the special conversion provisions described in Section 4(k) below.

          Section 3. LIQUIDATION PREFERENCE. In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of the Series F Preferred Stock shall be entitled to receive, after payment or provision for payment of all debts of the Corporation, but before any distribution of assets or surplus funds to the holders of Common Stock or Preferred Stock (other than the Series F Preferred Stock) by reason of their ownership thereof, an amount equal to the Stated Value per share of such Series F Preferred Stock (as equitably adjusted for stock splits, combinations, stock dividends, reclassifications and similar events) plus any accrued or declared but unpaid dividends thereon, if any, to the date fixed for the liquidation, dissolution or winding up for each share of Series F Preferred Stock then held by such holder. After (a) such payment described in the foregoing sentence has been made in full to the holders of the outstanding Series F Preferred Stock and (b) a payment in full or other distribution of assets in an amount equal to the Stated Value per share has been made with respect to each outstanding share of Common Stock and each share of any series of Preferred Stock (other than the Series F Preferred Stock) which is entitled to participate in such payment or other distribution ratably with such Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), or funds necessary for such payment have been set aside in trust for the account of such holders and continue to be available therefor, thereafter the holders of the Series F Preferred Stock and the holders of Common Stock (together with holders of any series of Preferred Stock which is entitled to participate in such payment or other distribution ratably with such Common Stock) shall be entitled to share in further distributions and the remaining assets of the Corporation in the same manner as if all shares of Series F Preferred Stock had been converted into Common Stock. If on any liquidation, dissolution or winding up, the assets of the Corporation so distributable among the holders of the Series F Preferred Stock are insufficient to permit full payment to the holders of the Series F Preferred Stock of an amount equal to the Stated Value per share multiplied by the number of such shares than outstanding, plus any accrued or declared but unpaid dividends on such shares to the date fixed for the liquidation, dissolution or winding up, such assets shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. A consolidation or merger of the Corporation (other than whereby the Corporation or its shareholders own not less than a majority of the voting power of the surviving or successor corporation) or a sale or transfer of substantially all of its assets as an entirety (other than pursuant to a pledge of assets by the Corporation as collateral pursuant to any agreement with any bank, lender or group of lenders, equipment lessor or similar lending institution or individuals in connection with such entities or individuals providing credit facilities or equipment financings to the Corporation pursuant to any approval of the Board of Directors of the Corporation) whereby the holders of the Series F Preferred Stock would receive as a result of such consolidation, merger, sale or transfer (but for the application of the provisions of this Section
     3) an amount per share less
     than or equal to the Stated Value per share of such Series F Preferred Stock (as equitably adjusted for stock splits, combinations, stock dividends, reclassifications and similar events) plus any accrued or declared but unpaid dividends thereon, if any, to the date of such consolidation, merger, sale or transfer shall be deemed a "voluntary or involuntary liquidation, dissolution or winding up of the Corporation" within the meaning of this Section 3. Any other consolidation or merger of the Corporation or sale or transfer of substantially all of its assets, and any purchase or redemption by the Corporation of its shares of any class, is not a "voluntary or involuntary liquidation, dissolution or winding up of the Corporation" within the meaning of this Section 3.

          Section 4. CONVERSION. The holders of the Series F Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert; Conversion Price.  Each share of Series F
              ----------------------------------
     Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series F Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Stated Value per share of such Series F Preferred Stock by (ii) the Conversion Price as determined as hereinafter provided. If a Liquidity Event as defined in Section 4(k) occurs during the two-year period commencing on the Original Issue Date (or if notice is given by the Corporation that a Liquidity Event is impending and such Liquidity Event then occurs in the 120 day period following such notice), and shares of Series F Preferred Stock are converted pursuant to this Section 4(a) in connection with or subsequent to such Liquidity Event (or notice) but before the expiration of that two-year period, Section 4(k) shall govern the conversion of any accrued but unpaid dividends on the shares converted. In all other cases, upon conversion of Series F Preferred Stock pursuant to this Section 4(a) any accrued or declared but unpaid dividends to the date of conversion on the shares of Series F Preferred Stock being converted pursuant to this Section 4(a) shall be, at the Corporation's option, either (i) paid in cash to the holder of such Stock, or (ii) converted into such number of shares of Common Stock as is determined by dividing the amount of such dividends by the lesser of $2.75 or the share price of any Additional Shares of Common Stock (as defined in Section 4(c)(i)(1)) issued (or deemed to be issued under Section

     4(c)(iii)) by the Corporation subsequent to the Original Issue date. The share price of any Additional Shares of Common Stock issued (or deemed to be issued under Section 4(c)(iii)) shall be determined under Section 4(c)(v). The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Series F Preferred Stock initially shall be the Stated Value (the "Conversion Price"). Such Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series F Preferred Stock is convertible, as hereinafter provided.

          (b) Mechanics of Conversion.  Before any holder of Series F Preferred
              -----------------------
     Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series F Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series F Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series F Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in the amount of all accrued or declared but unpaid dividends on the converted shares of Series F Preferred Stock, if the Corporation elects to pay such dividends in cash rather than converting them to additional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series F Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

               (i) Special Definitions.  For purposes of this Subsection 4(c),
                   -------------------
          the following definitions shall apply:

                    (1) "Additional Shares of Common Stock" shall mean all
                         ---------------------------------
               shares of Common Stock issued (or, pursuant to Subsection 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than (A) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock; (B) shares of Common Stock, not to exceed 1,915,000 issued and outstanding at any time (subject to adjustment for stock splits, recapitalizations and similar transactions), issued or issuable to officers, directors, employees or consultants of the Corporation or issued pursuant to an employee or consultant stock purchase plan or employee or director option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Corporation's Board of Directors; (C) shares of the Corporation's capital stock issued or issuable pursuant to those certain warrants issued pursuant to the Note Purchase Agreement between the corporation and certain investors dated as of August 3, 1994, as amended, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued by the Corporation in replacement of or exchange for any such warrants; (D) shares of the Corporation's capital stock issued or issuable pursuant to those certain warrants issued pursuant to the Purchase and Debt Restructuring Agreement between the Corporation and Ailicec International Enterprises Limited dated as of August 3, 1994, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued by the Corporation in replacement of or exchange for any such warrants; and (E) shares of the Corporation's capital stock issued or issuable pursuant to an option to Endeavor Capital Management pursuant to the Corporation's letter agreement of December 15, 1993 with Endeavor Capital Management as the same may be amended.

                    (2) "Convertible Securities" shall mean any evidences of
                         ----------------------
               indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (except for the convertible securities referenced in Subsections (1) (A), (B),
               (C), (D) or (E) above).

                    (3) "Option" shall mean any rights, options or warrants to
                         ------
               subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (except for the options referenced in Subsections (1) (A), (B), (C), (D) or (E) above).

                    (4) "Original Issue Date" shall mean the date on which a
                         -------------------
               share of Series F Preferred Stock was first issued.

               (ii) No Adjustment of Conversion Price.  No adjustment in the
                    ---------------------------------
          number of shares of Common Stock into which the Series F Preferred Stock is convertible shall be made by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock if the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

               (iii)  Issue of Securities Deemed Issued as Additional Shares of
                      ---------------------------------------------------------
          Common Stock.
          ------------

                    (1) Options and Convertible Securities.  In the event the
                        ----------------------------------
               Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:


                         (A) no further adjustment in the Conversion Price shall
                    be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B) if such Options or Convertible Securities by their
                    terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon any conversion of Series F Preferred Stock);

                         (C) upon the expiration of any such Options or any
                    rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and (II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Subsection 4(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to clause (B) or (C) above
                    shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E) in the case of any Options which expire by their
                    terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F) if such record date shall have been fixed and such
                    Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 4(c)(iii) as of the actual date of their issuance.

                    (2) Stock Dividends, Stock Distributions and Subdivisions.
                        -----------------------------------------------------
               In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or in any right to acquire Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or
               (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such Corporate action becomes effective. If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 4(c)(iii) as of the time of actual payment of such dividend.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
          Shares of Common Stock.  If at any time or from time to time after the
          ----------------------
          Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock (including additional shares of Common Stock deemed to be issued pursuant to Subsection 4(c)(iii), but excluding additional shares of Common Stock issued as a dividend or other distribution on any class of stock as provided in Subsection 4(c)(iii)(2) or 4(c)(vi)) without consideration or for a consideration per share less than the then existing Conversion Price (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment, then less than such adjusted Conversion Price), then and in each case the then Conversion Price shall be adjusted to a price (computed to the nearest cent), as of the opening of business on the date of such issue or sale, equal to the quotient obtained by dividing

                    (1) an amount equal to the sum of (A) the total number of
               shares of Common Stock outstanding on the Original Issue Date, multiplied by the Conversion Price then in effect, plus (B) the aggregate consideration received by the Corporation for all Additional Shares of Common Stock issued since the Original Issue Date, by

                    (2) an amount equal to the sum of (A) the number of shares of Common Stock outstanding on the Original Issue Date or sale of such Additional Shares of Common Stock, plus (B) the total number of Additional Shares of Common Stock issued since the Original Issue Date.

          For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

               (v) Determination of Consideration.  For purposes of this Section
                   ------------------------------
          4(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property:  Such consideration shall (A) insofar
                        -----------------
               as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends and any expenses, underwriting commissions or concessions incurred in connection therewith; (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                    (2) Options and Convertible Securities.  The consideration
                        ----------------------------------
               per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(c)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi) Adjustment of Conversion Price for Dividends, Distributions,
                    ------------------------------------------------------------
          Subdivisions, Combinations or Consolidations of Common Stock.
          ------------------------------------------------------------

                    (1) Stock Dividends, Distributions or Subdivisions.  In the
                        ----------------------------------------------
               event the Corporation shall issue or be deemed to issue Additional Shares of

               Common Stock pursuant to Subsection 4(c)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased without regard to the adjustment provisions set forth in Subsection 4(c)(iv) hereof.

                    (2) Combinations or Consolidations.  In the event the
                        ------------------------------
               outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (d) Automatic Conversion.  Each share of Series F Preferred Stock
              --------------------
     shall automatically be converted into such number of shares of Common Stock as is determined by dividing (i) the Stated Value per share of such Series F Preferred Stock by (ii) the then effective Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share not less than $5.00, and with gross proceeds to the Corporation of not less than $8,000,000 including underwriting discounts and commissions (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series F Preferred Stock shall not be deemed to have converted that Series F Preferred Stock until the closing of such offering). If a Liquidity Event as defined in Section 4(k) occurs during the two-year period commencing on the Original Issue Date, and shares of Series F Preferred Stock are converted pursuant to this Section 4(d) in connection with or subsequent to such Liquidity Event but before the expiration of that two-year period, Section 4(k) shall govern the conversion of any accrued but unpaid dividends on the shares converted. In all other cases, upon conversion of Series F Preferred Stock pursuant to this Section 4(d) any accrued or declared but unpaid dividends to the date of conversion on the shares of Series F Preferred Stock being converted pursuant to this Section 4(d) shall be, at the Corporation's option, either

     (i) paid in cash to the holder of such Stock, or (ii) converted into such number of shares of Common Stock as is determined by dividing the amount of such dividends by the lesser of $2.75 or the share price of any Additional Shares of Common Stock (as defined in Section 4(c)(i)(1)) issued (or deemed to be issued under Section 4(c)(iii)) by the Corporation subsequent to the Original Issue date. The share price of any Additional Shares of Common Stock issued (or deemed to be issued under Section 4(c)(iii)) shall be determined under Section 4(c)(v).

               Upon the occurrence of the event specified in this Section 4(d), the Series F Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series F Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of the Series F Preferred Stock, the holders of such Series F Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series F Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, plus either (i) cash in the amount of all accrued or declared but unpaid dividends on the converted shares of the Series F Preferred Stock, if the Corporation elected to pay such dividends in cash rather than in the form of additional shares of Common Stock, or
     (ii) a certificate or certificates for the number of shares of Common Stock into which the accrued or declared but unpaid dividends on the shares of Series F Preferred Stock were converted, if the Corporation elected to pay such dividends in the form of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. An automatic conversion as specified in this Section 4(d) shall be deemed to have been made immediately prior to the closing of the public offering described in the first paragraph of this Section 4(d), and the person or persons entitled to receive such shares of Common Stock issuable upon such conversion shall be treated for all such purposes as the record holder of holders of such shares of Common Stock on such date.

          (e) No Impairment.  The Corporation shall not, by amendment of its
              -------------
     Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series F Preferred Stock against impairment.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
     adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series F Preferred Stock.

          (g) Notices of Record Date.  In the event of any taking by the
              ----------------------
     Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series F Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h) Common Stock Reserved.  The Corporation shall reserve and keep
              ---------------------
     available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the issued and outstanding Series F Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary and within its power to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i) Certain Taxes.  The Corporation shall pay any issue or transfer
              -------------
     taxes payable in connection with the conversion of the Series F Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Series F Preferred Stock then outstanding.

          (j) Closing of Books.  The Corporation shall at no time close its
              ----------------
     transfer books against the transfer of any Series F Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series F Preferred Stock in any manner which interferes with the timely conversion of such Series F Preferred Stock.

          (k)  Special Conversion.
               ------------------

               (i) In the event of the closing of a public offering sufficient to trigger automatic conversion of the Series F Preferred Stock under
          Section 4(d) or in the event of the closing by the Corporation of a merger or consolidation (other than whereby the Corporation or its shareholders own not less than a majority of the voting power of the surviving or successor corporation) or in the event of the closing by the Corporation of a sale or other transfer of all or substantially all of the Corporation's assets (other than pursuant to a pledge of assets by the Corporation as collateral pursuant to any agreement with any bank, lender or group of lenders, equipment lessor or similar lending institution or individuals in connection with such entities or individuals providing credit facilities or equipment financings to the Corporation pursuant to any approval of the Board of Directors of the Corporation) (a "Liquidity Event") (or if notice is given by the Corporation that a Liquidity Event is impending and such Liquidity Event then occurs in the 120 day period following such notice), and if such Liquidity Event occurs during the period of two years commencing on the Original Issue Date, then from and after such Liquidity Event or notice (and including any conversion in connection therewith) but prior to the termination of such two-year period, any conversion of Series F Preferred Stock, whether pursuant to Section 4(a) or 4(d) shall be subject to the special conversion provisions set forth in Subsection 4(k)(ii).

               (ii) Subject to the terms and conditions of Subsection 4(k)(i), upon a conversion of Series F Preferred Stock pursuant to either
          Section 4(a) or 4(d), any accrued or declared but unpaid dividends thereon, if any, to the date of such conversion, shall be converted into such number of shares of Common Stock as is determined by dividing (1) the amount of any such accrued or declared but unpaid dividends by (2) an amount equal to seventy-five percent (75.0%) of the value of a share of Common Stock at the closing of the Liquidity Event described in Subsection 4(k)(i). Nothing in this Section 4(k) shall affect the Conversion Price or the number of shares of Common Stock into which shares of Series F Preferred Stock are convertible.

          Section 5. VOTING RIGHTS. (a) In addition to the voting rights provided in subparagraph 5(b) below and by applicable Delaware law, the holders of shares of Series F Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series F Preferred Stock could be converted pursuant to the provisions of Section 4 hereof at the Record Date for the determination of the stockholders entitled to vote on such matters, or, if no such Record Date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series F Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively;


          (b) Without the consent of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding (voting together as a single class with such other series of Preferred Stock which may, from time to time, be issued by the Corporation with such voting rights), given in writing or by vote at a meeting of stockholders called for such purpose, the Corporation will not
     (A) increase the authorized number of shares of Series F Preferred Stock above 3,500,000 authorized shares, (B) create any other class or series of shares having preference or priority as to dividends or assets superior to, or ranking on a parity with, the Series F Preferred Stock or (C) alter or change the rights, preferences or privileges of the Series F Preferred Stock materially or adversely; and

          (c) So long as 400,000 or more shares of Series F Preferred are issued and outstanding, the holders of the Series F Preferred shall have, in accordance with the laws of the State of Delaware, the right to elect as a member of the Board of Directors of the Corporation one (1) individual designated by the holders of a majority in interest of the outstanding Series F Preferred; provided, however, that in lieu of the foregoing, so long as 1,818,182 or more shares of Series F Preferred are issued and outstanding, the holders of the Series F Preferred shall have, in accordance with the laws of the State of Delaware, the right to elect as members of the Board of Directors of the Corporation two (2) individuals designated by the holders of a majority in interest of the outstanding Series F Preferred. The provisions of this Section 5(c) shall be of no effect upon and after the closing of an underwritten public offering by the Corporation under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share not less than $5.00, and with gross proceeds to the Corporation of not less than $8,000,000 including underwriting discounts and commissions.

          Section 6. NO REISSUANCE OF SERIES F PREFERRED STOCK. No share or shares of Series F Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue. The Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series F Preferred Stock."

          IN WITNESS WHEREOF, JetFax, Inc. has caused this Certificate to be executed this 9th day of February, 1996.


                                          JETFAX, INC.


                                          By: /s/ Edward R. Prince III
                                              --------------------------
                                               Edward R. Prince III
                                               President

Attest: /s/ Eli Morowitz
        ------------------
        Eli Morowitz
        Secretary

STATE   OF   CALIFORNIA

COUNTY OF SAN MATEO


          I, Juliet H. Tibbetts, do hereby certify that on this 9th day of February, 1996, Edward R. Prince III personally appeared before me, who being by me duly sworn, declared that he executed the foregoing Certificate in his capacity as President of JetFax, Inc., and that the statements contained therein are true.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of February, 1996.


                                                _____________________________
                                                Notary Public in and for the
                                                State of California


                                                _____________________________
                                                Printed Name of Notary Public


                                                My Commission Expires:


                                                ______________________